AMENDMENT NO. 5 TO
EMPLOYMENT AGREEMENT AND
AMENDMENT NO. 5 TO CHANGE OF CONTROL AGREEMENT

                    This Amendment No. 5 to Employment Agreement and Amendment No. 5 to Change of Control Agreement is made as of the 31st day of October, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Lawrence B. Hawkins (the "Employee").

W I T N E S S E T H:

                    WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995, which has been previously amended four times (as amended, the "Employment Agreement");

                    WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995, which has been previously amended four times (as amended, the "Change of Control Agreement"); and

                    WHEREAS, the Company and the Employee have agreed to an extension of the terms of the Employment Agreement and the Change of Control Agreement, as set forth herein.

                    NOW, THEREFORE, for and in consideration of the continued employment of Employee by the Company and the payment of wages, salary and other compensation to Employee by the Company, the parties hereto agree as follows, effective October 31, 2000;

                    Section 1.     Except as expressly amended herein, all of the terms and provisions of the Employment Agreement and Change of Control Agreement shall remain in full force and effect.

                    Section 2.     Article I, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

            Employment Term.     The term of this Agreement (the "Employment Term") shall commence on the Agreement Date and shall continue through October 31, 2001, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

                    Section 3.     Article II, Section 2.1(a) of the Change of Control Agreement is hereby amended to read in its entirety as follows:

            2.1    Employment Term and Capacity after Change of Control. (a) If a Change of Control occurs on or before October 31, 2001, then the Employee's employment term (the "Employment Term") shall continue through the second anniversary of the Change of Control, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

STEWART ENTERPRISES, INC. By: /s/ James W. McFarland James W. McFarland Compensation Committee Chairman
EMPLOYEE: /s/ Lawrence B. Hawkins Lawrence B. Hawkins